EXHIBIT 5.1

NASCHITZ BRANDES

NASCHITZ, BRANDES & CO. ADVOCATES

5 TUVAL STREET, TEL-AVIV 67897 ISRAEL

TEL. 972-3-623-5000 FAX: 972-3-623-6006

HAIFA OFFICE: 2 PAL-YAM AVENUE,

CITY WINDOWS, OREN BUILDING, HAIFA 33095 ISRAEL

TEL: 972-4-864-4433 FAX: 972-4-864-4833

WWW.NBLAW.COM

Tel-Aviv, March 28, 2012

Commtouch Software Ltd.

4A Hazoran Street Poleg Industrial Park

P.O. Box 8511

Netanya, 42504, Israel

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on behalf of Commtouch Software Ltd., a company organized under the laws of the State of Israel (the “Company”), for the purpose of registering under the Securities Act 1,500,000 of the Company’s Ordinary Shares, nominal value NIS 0.15 per share (the “Shares”), available for issuance under the Commtouch Software Ltd. Amended and Restated Israeli Share Option Plan, the Commtouch Software Ltd. 2006 U.S. Stock Option Plan and the Amended and Restated Commtouch Software Ltd. 1999 Nonemployee Directors Stock Option Plan (collectively, the “Plans”).

As special Israeli counsel to the Company, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of our opinion. Upon the basis of such examination, we are of the opinion that, when the Shares are issued and sold pursuant to the terms of the Plans and in accordance with the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to Israeli law, and we do not express any opinion as to the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ NASCHITZ, BRANDES & CO., ADVOCATES
Naschitz, Brandes & Co., Advocates